Prospectus Supplement dated February 7, 2005 to Prospectus Supplement dated February 1, 2005 (to Prospectus dated August 25, 2004)

$976,425,000 (APPROXIMATE)

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2005-NC1
ASSET BACKED PASS-THROUGH CERTIFICATES

CITIGROUP MORTGAGE LOAN TRUST INC.
DEPOSITOR

NEW CENTURY MORTGAGE CORPORATION
ORIGINATOR AND SERVICER

The paragraph on Page S-75 under "Method of Distribution" should be deleted in its entirety and replaced with the following:


                              ORIGINAL          ORIGINAL          ORIGINAL         ORIGINAL          ORIGINAL         ORIGINAL
                             CERTIFICATE       CERTIFICATE       CERTIFICATE      CERTIFICATE       CERTIFICATE      CERTIFICATE
                              PRINCIPAL         PRINCIPAL         PRINCIPAL        PRINCIPAL         PRINCIPAL        PRINCIPAL
                           BALANCE OF THE    BALANCE OF THE    BALANCE OF THE   BALANCE OF THE    BALANCE OF THE   BALANCE OF THE
                             CLASS A-1A        CLASS A-1B        CLASS A-1C1       CLASS A-2         CLASS A-3        CLASS M-1
     UNDERWRITERS           CERTIFICATES      CERTIFICATES      CERTIFICATES     CERTIFICATES      CERTIFICATES     CERTIFICATES
     ------------           ------------      ------------      ------------     ------------      ------------     ------------
Citigroup Global
Markets Inc.               $271,112,800.00   $123,482,400.00   $67,952,000.00   $120,000,000.00   $66,502,400.00   $28,933,600.00
Bear, Stearns & Co. Inc.   $ 67,778,200.00   $ 30,870,600.00   $16,988,000.00   $ 30,000,000.00   $16,625,600.00   $ 7,233,400.00

[TABLE CONTINUED]

                              ORIGINAL
                             CERTIFICATE
                              PRINCIPAL
                           BALANCE OF THE
                              CLASS M-2
     UNDERWRITERS           CERTIFICATES
     ------------           ------------
Citigroup Global
Markets Inc.               $26,418,400.00
Bear, Stearns & Co. Inc.   $ 6,604,600.00



                              ORIGINAL          ORIGINAL          ORIGINAL         ORIGINAL          ORIGINAL
                             CERTIFICATE       CERTIFICATE       CERTIFICATE      CERTIFICATE       CERTIFICATE
                              PRINCIPAL         PRINCIPAL         PRINCIPAL        PRINCIPAL         PRINCIPAL
                           BALANCE OF THE    BALANCE OF THE    BALANCE OF THE   BALANCE OF THE    BALANCE OF THE
                             CLASS M-3         CLASS M-4         CLASS M-5        CLASS M-6         CLASS M-7
     UNDERWRITERS           CERTIFICATES      CERTIFICATES      CERTIFICATES     CERTIFICATES      CERTIFICATES
     ------------           ------------      ------------      ------------     ------------      ------------
Citigroup Global
Markets Inc.               $ 16,773,600.00   $ 22,644,000.00   $13,838,400.00   $ 12,999,200.00   $10,483,200.00
Bear, Stearns & Co. Inc.   $  4,193,400.00   $  5,661,000.00   $ 3,459,600.00   $  3,249,800.00   $ 2,620,800.00



                                    CITIGROUP

           The date of this prospectus supplement is February 7, 2005